UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2005

Date of Report (Date of earliest event reported)

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-50373	80-0025175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 HILL AVENUE NW
FORT WALTON BEACH, FLORIDA
32548
(Address of principal executive offices)(Zip Code)

(850)-796-0909
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective February 25, 2005, Spectrum Sciences & Software Holdings Corp. (the “Company”) acquired all of the issued and outstanding capital stock of Coast Engine and Equipment Co., Inc. (“CEECO”) from Louis T. Rogers (“Mr. Rogers”) and Marilyn G. Rogers (“Ms. Rogers” and, together with Mr. Rogers, the “Shareholders”).  CEECO is a Florida-based company that provides a diversified array of ship repair, metal fabrication and design services to both commercial and governmental clients.  Under the terms of the Agreement, the Company will pay to the Shareholders a total purchase price of up to $900,000 over a three year period. The purchase price is payable in cash and stock of the Company and is subject to certain adjustments, including, without limitation, adjustments based on CEECO’s earnings during such three year period.  Pursuant to a security agreement executed in connection with the Agreement, the Shareholders will retain a security interest in all of the assets of CEECO until the total purchase price has been paid by the Company.  A copy of the Agreement is attached hereto as an exhibit and is incorporated herein by reference.

In connection with the Agreement, both of the Shareholders executed employment agreements with CEECO effective as of February 25, 2005.  Pursuant to Mr. Rogers’ employment agreement, Mr. Rogers agreed to (i) serve as President of CEECO for two years, (ii) receive a minimum annual salary of $60,000, (iii) provide consulting services to CEECO for a one year period, at CEECO’s request, upon the expiration of Mr. Rogers’ employment agreement and (iv) not compete with CEECO for a period of four years commencing on February 25, 2005.  Pursuant to Ms. Rogers’ employment agreement, Ms. Rogers agreed to (i) serve as Vice President of CEECO for six months, (ii) receive a payment for such employment in the amount of $25,000 and (iii) not compete with CEECO for a period of four years commencing on February 25, 2005.

Item 7.01  Regulation FD Disclosure.

On March 3, 2005, the Company announced in a press release that the Company entered into the Agreement and completed the transactions contemplated thereby.  A  copy of the Company’s press release is attached hereto as an exhibit and is incorporated herein by reference.

The disclosure made pursuant to this Item 7.01 of this Current Report and the attached exhibit is furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. Requisite financial statements will be filed by amendment to this Current Report within the period permitted under applicable regulations.
(b) Pro Forma Financial Information. Requisite pro forma financial information will be filed by amendment to this Current Report within the period permitted under applicable regulations.
(c) Exhibits
The following exhibits are furnished as part of this current report:
Exhibit No	Description
2.1	Stock Purchase and Sale Agreement, dated as of January 28, 2005, by and among Spectrum Sciences & Software Holdings Corp., Coast Engine and Equipment Co., Inc., Louis T. Rogers and Marilyn G. Rogers.*
99.1	Press release of the Company, dated March 3, 2005.
* The schedules to this document are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

Date: March 3, 2005	By: /s/ William H. Ham, Jr.
Name: William H. Ham, Jr. Title: President and CEO

EXHIBIT INDEX

Exhibit No	Description
2.1	Stock Purchase and Sale Agreement, dated as of January 28, 2005, by and among Spectrum Sciences & Software Holdings Corp., Coast Engine and Equipment Co., Inc., Louis T. Rogers and Marilyn G. Rogers.*
99.1	Press release of the Company, dated March 3, 2005.
* The schedules to this document are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

EXHIBIT 2.1

STOCK PURCHASE AND SALE AGREEMENT

by and among

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.,

COAST ENGINE AND EQUIPMENT CO., INC.

And

THE SHAREHOLDERS OF COAST ENGINE AND EQUIPMENT CO., INC.

Dated as of

January 28, 2005

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT is made and entered into as of January 28, 2005 (this “Agreement”), by and among Spectrum Sciences & Software Holdings Corp., a Delaware corporation (“Buyer”), Coast Engine and Equipment Co., Inc., a Florida corporation (the “Company”), and Louis T. Rogers and Marilyn G. Rogers (the “Shareholders”).

RECITALS

A.

The Shareholders collectively own of record and beneficially 1,000 shares of common stock of the Company, constituting all of the Company’s outstanding capital stock (the “Shares”).

B.

Buyer desires to purchase the Shares from the Shareholders and the Shareholders desire to sell such Shares to Buyer upon the terms and conditions set forth in this Agreement.

ARTICLE 1
PURCHASE AND SALE

1.1

Conveyance of Shares.  At the Closing (as defined in Section 1.3), the Shareholders shall sell, transfer and deliver the Shares to Buyer free and clear of any and all liens, security interests or other encumbrances of any nature whatsoever.  At the Closing, each of the Shareholders shall deliver to Buyer stock certificate(s) representing all of the Shares owned by such Shareholder, duly endorsed or accompanied by duly executed in-blank stock powers.

1.2

Purchase Price; Payment.

(a)

The consideration for the Shares shall include the following and be payable by Buyer to the Shareholders on a pro rata basis in accordance with the Shareholders’ percentage ownership of the Shares as set forth on Schedule 1.2:

(i)

three Hundred Thousand Dollars ($300,000.00) payable at the Closing by certified check or wire transfer of next day funds to an account or accounts designated by the Shareholders;

(ii)

an amount, not to exceed Two Hundred Thousand Dollars ($200,000.00), equal to a multiple of three (3) times the EBITDA (as defined below) of the Company for the  twelve (12) month period ending on the one (1) year anniversary of the Closing Date (the “First Year Earnings”), payable not later than thirty (30) days after the one (1) year anniversary of the Closing Date by certified check or wire transfer of next day funds to an account or accounts designated by the Shareholders;

(iii)

an amount, not to exceed Two Hundred Thousand Dollars ($200,000.00), equal to a multiple of three (3) times the EBITDA (as defined below) of the Company for the twelve (12) month period ending on the two (2) year anniversary of the Closing Date (the “Second Year Earnings”), by issuance to the Shareholders, or their assignees, not later than thirty (30) days following the two (2) year anniversary of the Closing Date, of that number of unregistered shares of Buyer’s common stock, par value $0.0001 per share (“Spectrum Stock”), which equals the amount of the Second Year Earnings divided by the ten (10) day average closing price of Spectrum Stock on the NASD OTC Bulletin Board, or other public securities market, calculated five (5) business days before the two (2) year anniversary of the Closing Date.  In the event that, on the three (3) year anniversary of the Closing Date, the market value of the Spectrum Stock issued pursuant to this subsection 1.2(a)(iii), as determined by multiplying the number of such shares of Spectrum Stock by the ten (10) day average closing price of Spectrum Stock on the NASD OTC Bulletin Board, or other public securities market, calculated five (5) business days before the three (3) year anniversary of the Closing Date, is less than the Second Year Earnings, the difference between such market value of the Spectrum Stock and the Second Year Earnings will be payable by Buyer to the Shareholders, or their assignees, not later than thirty (30) days following the three (3) year anniversary of the Closing Date, by certified check or wire transfer of next day funds to an account or accounts designated by the Shareholders;

(iv)

an amount, not to exceed Two Hundred Thousand Dollars ($200,000.00), equal to a multiple of three (3) times the EBITDA (as defined below) of the Company for the twelve (12) month period ending on the three (3) year anniversary of the Closing Date (the “Third Year Earnings”), by issuance to the Shareholders, or their assignees, not later than thirty (30) days following the three (3) year anniversary of the Closing Date, of that number of unregistered shares of Spectrum Stock which equals the amount of the Third Year Earnings divided by the ten (10) day average closing price of Spectrum Stock on the NASD OTC Bulletin Board, or other public securities market, calculated five (5) business days before the three (3) year anniversary of the Closing Date.  In the event that the sum of the First Year Earnings and the Second Year Earnings, without giving effect to the dollar limitations thereon as provided in subsections 1.2(a)(ii) and 1.2 (a)(iii), exceeds Four Hundred Thousand Dollars ($400,000.00), such excess (the “Excess Earnings”) shall be added to the Third Year Earnings for the purposes of the foregoing calculation; provided, however, that in no event shall the sum payable pursuant to the first sentence of this subsection 1.2(a)(iv) exceed Two Hundred Thousand Dollars ($200,000.00).  In the event that, on the four (4) year anniversary of the Closing Date, the market value of the Spectrum Stock issued pursuant to this subsection 1.2(a)(iv), as determined by multiplying the number of such shares of Spectrum Stock by the ten (10) day average closing price of Spectrum Stock on the NASD OTC Bulletin Board, or other public securities market, calculated five (5) business days before the four (4) year anniversary of the Closing Date, is less than the sum of the Third Year Earnings and any Excess Earnings, as determined by, and subject to the limitations of, this subsection 1.2(a)(iv), the difference between such market value of the Spectrum Stock and sum of the Third Year Earnings and any Excess Earnings will be payable by Buyer to the Shareholders, or their assignees, not later than thirty (30) days following the four (4) year anniversary of the Closing Date, by certified check or wire transfer of next day funds to an account or accounts designated by the Shareholders

(b)

No fractional shares of Spectrum Stock shall be issued in connection with this Agreement, and no certificates for any such fractional shares shall be issued.  In lieu of such fractional shares, any fractional share interest in Spectrum Stock which either Shareholder would otherwise be entitled to receive in accordance with the calculations set forth in subsections 1.2(a)(iii) and (iv) hereof, shall be rounded up to the nearest whole share of Spectrum Stock if such fraction is 0.5 or greater and shall be rounded down to the nearest whole share of Spectrum Stock if such fraction is less than 0.5.

(c)

For purposes of this Agreement, “EBITDA” shall mean, for any period of determination, for the Company, determined in accordance with generally accepted accounting principles consistently applied, the net income (or loss) for such period, plus, to the extent reflected in the statement of net income for such period, the sum of: (a) the income tax of the Company; (b) the interest expense of the Company; (c) depreciation expense of the Company; and (d) amortization of the Company.  The Shareholders hereby acknowledge and agree that, in the calculation of EBITDA of the Company hereunder, Buyer shall charge the Company for certain corporate and administrative services provided by Buyer to the Company, which charges shall not exceed Twenty-Five Thousand Dollars ($25,000.00) per annual period of determination hereunder.

1.3

Closing.  The date on which the consummation of the transactions contemplated by this Agreement (the “Closing”) actually takes place is referred to in this Agreement as the “Closing Date”.  The Closing shall take place on the first business day following the date on which all of the conditions to the obligations of the parties hereunder shall be satisfied or waived, at a location mutually agreed upon by Buyer and the Shareholders.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

As of the execution and delivery of this Agreement, the Company and the Shareholders jointly and severally represent and warrant to Buyer as follows:

2.1

Corporate Status.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  The Company has the corporate power to own, manage, lease and hold its assets and properties and to carry on its business as and where its assets and properties are presently located and such business is presently conducted.  Neither the character of the Company’s properties or assets nor the nature of the Company’s business requires the Company to be duly qualified or licensed to do business as a foreign corporation in any jurisdiction.

2.2

Due Execution.  This Agreement has been duly executed and delivered by the Company and each of the Shareholders and constitutes the valid and binding agreement of the Company and each of the Shareholders in accordance with its terms.  Each of the Company and the Shareholders has full power and authority to execute, deliver and perform this Agreement.

No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of the Company or the Shareholders for the consummation by the Company or the Shareholders of the transactions contemplated by this Agreement.

2.3

No Violation of Other Instruments.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provisions (including provisions requiring any consent or approval) of any charter, bylaw, mortgage, lien, order, judgment, decree, or of any material lease, agreement or instrument to which the Company or either of the Shareholders is a party or by which the Company or either of the Shareholders is bound, and will not violate any other material restriction of any kind or character to which the Company or either of the Shareholders is subject.

2.4

Corporate Records.  The corporate minute book of the Company has been made available to Buyer and is complete, including therein the Articles of Incorporation and Bylaws of the Company (or the equivalent documents or copies thereof) together with any amendments thereto; the minutes contained therein accurately reflect the actions and proceedings of the board of directors of the Company and any committee thereof and of the shareholders of the Company; and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

2.5

Capitalization.  The Company’s authorized capital stock consists solely of 1,000 shares of common stock, par value $1.00 per share.  The Shares constitute all the issued and outstanding capital stock of the Company.  All of the Shares have been validly authorized and issued, are fully paid and nonassessable and are owned of record and beneficially by the Shareholders as described in Schedule 2.5 hereof, free and clear of any and all liens, security interests and other encumbrances of any nature whatsoever, stockholders’ agreements and voting trusts.  Except as set forth on Schedule 2.5, there is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) contract or agreement under which the Company is or may become obligated to sell or otherwise issue any shares or its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any person or entity to the effect that such person or entity is entitled to acquire or receive any shares of capital stock or other securities of the Company.  All outstanding shares of capital stock of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable laws and regulations, and (ii) all requirements set forth in applicable contracts and agreements.

2.6

Subsidiaries.  The Company does not own, beneficially or otherwise, any capital stock or other equity interest, partnership interest, joint venture interest, or any other security issued by any other corporation, organization or entity, and the Company has not agreed and is not obligated to make any future investment in or capital contribution to any such corporation, organization or entity.

2.7

No Partnership.  The Company is not a party to any joint venture, partnership or other profit or loss sharing agreement.

2.8

Financial Statements.  Schedule 2.8 sets forth the audited balance sheet of the Company for each of the two fiscal years ended December 31, 2003 and 2002 and the related audited statements of income, cash flows and stockholders’ equity for the periods then ended, and the unaudited balance sheet of the Company as of December 31, 2004 and the related unaudited statements of income, cash flows and stockholders’ equity for the period then ended (collectively, the “Financial Statements”).  The Financial Statements are correct and complete, present fairly the financial position, results of operations, and changes in financial position of the consolidated business and operations of the Company as of the dates or for the periods indicated, are consistent with the books and records of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

2.9

Title to Properties and Assets; Encumbrances.  Except for properties and assets disposed of in the ordinary course of business since December 31, 2004, the Company has good and marketable title to the properties and assets reflected in the balance sheets of the Company as of December 31, 2004 (the “Most Recent Financial Statements”).  The properties and assets of the Company are not subject to any mortgage, pledge, lien, security interest, lease, encumbrance or charge other than those (i) disclosed in the Most Recent Financial Statements, or (ii) disclosed on Schedule 2.9 to this Agreement.

2.10

Liabilities.  The Company does not have any liabilities, for borrowed money, contingent or otherwise, except (i) as disclosed in the Most Recent Financial Statements; and (ii) trade payables and accrued expenses incurred since December 31, 2004 in the ordinary course of business.  The Company is not directly or indirectly liable upon or obligated in any other way to provide funds to or to guarantee or assume any debt or obligation of any individual or any legal entity other than of the Company.

2.11

Accounts Receivable.  The accounts receivable reflected on the December 31, 2004 balance sheet included in the Financial Statements and all of the Company’s accounts receivable arising since December 31, 2004 (the “Balance Sheet Date”) arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account obligors, and no further filings (with governmental agencies, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle the Company to collect the accounts receivable in full.  No such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against as set forth in the December 31, 2004 balance sheet included in such Financial Statements, and no defense or set-off to any such account has been asserted by the account obligor or exists.

2.12

Contracts and Agreements.

(a)

Except as otherwise set forth in Schedule 2.12, the Company is not a party to or bound by any of the following, whether written or oral:

(i)

any Contract that cannot by its terms be terminated by the Company with 30 days’ or less notice without penalty or whose term continues beyond one year after the date of this Agreement;

(ii)

any Contract or commitment for capital expenditures by the Company in excess of Five Thousand Dollars ($5,000) per calendar quarter in the aggregate;

(iii)

any lease or license with respect to any properties, real or personal, whether as landlord, tenant, licensor or licensee;

(iv)

any agreement, Contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any properties;

(v)

any partnership agreement;

(vi)

any Contract with any affiliate of the Company (including either of the Shareholders);

(vii)

any agreement for the sale of any assets that in the aggregate have a net book value on the Company’s books of greater than Fifteen Thousand Dollars ($15,000);

(viii)

any agreement that purports to limit the Company’s freedom to compete freely in any line of business or in any geographic area;

(ix)

any preferential purchase right, right of first refusal, or similar agreement; or

(x)

any other Contract that is material to the business of the Company.

(b)

All of the Contracts listed or required to be listed on Schedule 2.12 are valid, binding and in full force and effect, and the Company has not been notified or advised by any party thereto of such party’s intention or desire to terminate or modify any such Contract in any respect, except as disclosed on Schedule 2.12.  Neither the Company nor, to the knowledge of the Company or the Shareholders, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed on Schedule 2.12.  Following the Closing, the Company will continue to be entitled to all of the benefits currently held by the Company under each Contract listed or required to be listed on Schedule 2.12.

(c)

Except as otherwise set forth in Schedule 2.12, the Company is not a party to or bound by any Contract or Contracts the terms of which were arrived at by or otherwise reflect less-than-arm’s-length negotiations or bargaining.

For purposes of this Agreement, the term “Contracts” shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, notes and any other undertakings.

2.13

Compliance with Statutes and Regulations.  The Company is in compliance in all material respects with, and has at all times complied in all material respects with, all applicable statutes, permits and licensing requirements, zoning and building codes, land use regulations, health, safety and environmental standards and orders of, and all restrictions imposed by, all governmental authorities having jurisdiction over it or the conduct of its business and the ownership and operation of its assets.  No consent, approval or other order of any governmental or administrative board or body is required as a condition to the validity of this Agreement or to the consummation of the transactions contemplated hereby.

2.14

Tax Matters.  The Company has timely filed all federal, state, local and foreign tax returns for income taxes, sales taxes, withholding and payroll taxes, property taxes and other taxes of every kind whatsoever required by law to have been filed prior to the date of this Agreement.  For purposes of the preceding sentence, a return shall be deemed to have been timely filed if it was filed after the date due but within any period allowed in an extension granted by the responsible taxing authority.  All such tax returns were complete and accurate in all material respects as of their filing dates.  The Company has paid or caused to be paid all taxes which have become due, together with any interest, if any, due thereon and any penalties or late fees associated therewith, whether pursuant to such returns or pursuant to any assessments or otherwise.  The amounts established as provisions for taxes in the Financial Statements are sufficient for the payment of all unpaid federal, state, county, local and foreign taxes (including all assessments and other governmental charges respecting income, receipts, assets or franchises) applicable to the period ended on the date and for all years and periods prior thereto to which each Financial Statement relates and for which the Company may be liable in its own right or as transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.  The purchase and sale of the Shares and any other transaction contemplated by this Agreement will not result in the imposition of any tax liability (including any liability for stock transfer, stamp or similar taxes) upon Buyer or the Company.

2.15

Employment of Labor.  The Company has complied in all material respects with applicable federal and state laws and regulations relating to the employment of labor, including the provisions thereof relating to wages, hours, safety, and fair employment practices.  No employees of the Company are or have been represented by a collective bargaining unit and to the knowledge of the Company or the Shareholders, no labor union or any representative thereof or any employee of the Company has made any attempt to organize or represent employees of the Company.

2.16

Employee Benefit Plans.  Except as set forth on Schedule 2.16, the Company does not have any liability or obligation (contingent or otherwise) under or with respect to, any employee benefit plans, pension plans, employee welfare benefit plans, compensation programs or similar plans or programs (the “Employee Benefit Plans”).  Each Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and operation in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1972 (“ERISA”) and other applicable laws and regulations.

2.17

Insurance.  Schedule 2.17 lists each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements, but excluding Policies) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within calendar years 2002, 2003 and 2004.  With respect to each such insurance policy:  (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on substantially the same terms following the consummation of the transactions contemplated hereby; (iii) neither the Company, nor to the knowledge of the Company or the Shareholders, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (iv) neither the Company, nor to the knowledge of the Company or the Shareholders, any other party to the policy has repudiated any provision thereof.

2.18

Intangible Rights.  Set forth on Schedule 2.18 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used, licensed or controlled by the Company and all goodwill associated therewith.  The Company owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are necessary or customarily used by the Company for the ownership, management or operation of its businesses (“Intangible Rights”), including, but not limited to, the Intangible Rights listed on Schedule 2.18.  Except as set forth on Schedule 2.18, (i) the Company is the sole and exclusive owner of all right, title and interest in and to all of the Intangible Rights, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the Intangible Rights of others; (ii) no royalties, honorariums or fees are payable by the Company to any person by reason of the ownership or use of any of the Intangible Rights; (iii) there have been no claims made against the Company asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Rights and no grounds for any such claims exist; (iv) the Company has not made any claim of any violation or infringement by others of any of its Intangible Rights or interests therein and, to the knowledge of the Company or the Shareholders, no grounds for any such claims exist; (v) neither the Company nor the Shareholders have received any notice that the Company is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and neither the use of the Intangible Rights nor the operation of the Company’s businesses is infringing or has infringed upon any intellectual property rights of others; (vi) the Intangible Rights are sufficient and include all intellectual property rights necessary for the Company to lawfully conduct its business as presently being conducted; (vii) no interest in any of the Company’s Intangible Rights has been assigned, transferred, licensed or sublicensed by the Company to any person other than the Buyer pursuant to this Agreement; (viii) to the extent that any item constituting part of the Intangible Rights has been registered with, filed in or issued by, any governmental agency or authority, such registrations, filings or issuances are listed on Schedule 2.18 and were duly made and remain in full force and effect; (ix) to the knowledge of the Company and the Shareholders, there has not been any act or failure to act by the Company or any of its directors, officers, employees, attorneys or agents during the prosecution or registration of, or any other proceeding relating to, any of the Intangible Rights or of any other fact which could render invalid or unenforceable, or negate the right to issuance of any of the Intangible Rights; (x) to the extent any of the Intangible Rights constitutes proprietary or confidential information, the Company has adequately safeguarded such information from disclosure; and (xi) all of the Company’s current Intangible Rights will remain in full force and effect following the Closing without alteration or impairment.

2.19

Absence of Adverse Changes.  Since the date of the Most Recent Financial Statements, except as set forth on Schedule 2.19 attached hereto, there have not been any adverse changes in the business, condition (financial or otherwise), operations, liability claims, results of operations, properties, assets or prospects of the Company.  Without limiting the generality of the foregoing, since the date of the Most Recent Financial Statements, except as set forth on Schedule 2.19 attached hereto, the Company has not:

(i)

sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the ordinary course of business;

(ii)

entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than Ten Thousand Dollars ($10,000) or outside the ordinary course of business;

(iii)

received notice from or given notice to any party accelerating, terminating, modifying, or canceling any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Ten Thousand Dollars ($10,000) to which the Company is a party or by which it is bound;

(iv)

imposed any security interest upon any of its assets, tangible or intangible;

(v)

made any capital expenditure (or series of related capital expenditures) either involving more than Ten Thousand Dollars ($10,000) or outside the ordinary course of business;

(vi)

made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other party (or series of related capital investments, loans, and acquisitions);

(vii)

issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(viii)

delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business;

(ix)

canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Ten Thousand Dollars ($10,000) or outside the ordinary course of business;

(x)

granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi)

made or authorized any change in its charter, bylaws or other organizational documents;

(xii)

issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(xiii)

declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(xiv)

experienced any uninsured physical damage, destruction, or loss to its property in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate;

(xv)

made any loan to, or entered into any other transaction with, any of its directors, officers, or (except in the ordinary course of business) employees;

(xvi)

entered into any employment contract or collective bargaining agreement, written or oral;

(xvii)

granted any increase in the base compensation of any of its directors, officers, or (except in the ordinary course of business) employees;

(xviii)

adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan except for those required by applicable law);

(xix)

made any other material change in the employment terms for any of its directors, officers, and key employees;

(xx)

made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

(xxi)

became subject to or been involved in any other material liability occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business; or

(xxii)

agreed or committed to any of the foregoing.

2.20

Litigation.  Except as set forth on Schedule 2.20:  (i) there presently exists no litigation, proceedings, actions, claims or investigations at law or in equity against the Company; and (ii) the Company is not subject to a notice, writ, injunction, order, or decree of any court, agency or other governmental authority.  Schedule 2.20 contains a list of each proceeding, action, claim or investigation at law or in equity, either pending or, to the knowledge of the Company or the Shareholders, threatened against the Company as of the date hereof (the “Existing Claims”).  Each of the Existing Claims are fully covered by one or more of the insurance policies of the Company.

2.21

Tangible Assets.  The Company owns or leases, or otherwise is legally entitled to use, all buildings, equipment, and other tangible personal property necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.  All such tangible personal property has been maintained substantially in accordance with normal industry practice, and is suitable for the purposes for which it presently is used and presently is proposed to be used.

2.22

Real Property.

(i)

All of the real property owned by the Company, or in which it has an ownership interest, is listed on Schedule 2.22.  The Company has good and marketable title to the real properties that it owns, as described on Schedule 2.22, free and clear of all security interests, agreements, mortgages, covenants, conditions, restrictions, easements, charges, claims, assessments and encumbrances, except for:  (A) rights of lessees or sublessees in such matters that are reflected in a written lease or sublease; (B) current taxes (including assessments collected with taxes) not yet due and payable; (C) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of the Company to dispose of the property subject thereto or affected thereby; and (D) other matters on Schedule 2.22.

(ii)

Schedule 2.22 lists all real property leased or subleased to or by the Company by or to a third party.  The Company or the Shareholders have delivered or made available to Buyer correct and complete copies of the leases and subleases listed Schedule 2.22 (as amended to date).  With respect to each lease and sublease listed Schedule 2.22:

(A)

the lease or sublease is legal, valid, binding, enforceable, and in full force and effect, and the Company which is a party to such lease or sublease enjoys and is entitled to quiet possession thereunder;

(B)

Neither the Company nor to knowledge of the Company or the Shareholders, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(C)

no party to the lease or sublease has repudiated any provision thereof; and

(D)

there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease.

2.23

Legal Proceedings.  There are, and on the Closing Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or threatened against the Company or challenging the validity or propriety of the transactions contemplated by this Agreement, and there is no reasonable basis for any proceeding, claim, action or governmental investigation against the Company.  The Company is not a party to any order, judgment or decree which will, or might reasonably be expected to, adversely affect the business, operations, properties, assets or financial condition of the Company.

2.24

Permits; Environmental Matters.

(a)

Except as otherwise set forth in Schedule 2.24, the Company has all permits, rights, approvals, licenses, authorizations, legal status, orders or contracts (collectively, “Permits”) necessary for the Company to own, operate, use and/or maintain its assets and to conduct its business and operations as presently conducted and as expected to be conducted in the future.  Except as otherwise set forth in Schedule 2.24, all such Permits are in effect, no proceeding is pending or, to the knowledge of the Company or the Shareholders, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the knowledge of the Company or the Shareholders, threatened in connection with the expiration or renewal of such Permits which could adversely affect the ability of the Company to own, operate, use or maintain any of its assets or to conduct its business and operations as presently conducted and as expected to be conducted in the future.  Except as otherwise set forth in Schedule 2.24, (i) no violations have occurred that remain uncured, unwaived, or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations, and (ii) no circumstances exist that would prevent or delay the obtaining of any requisite consent, approval, waiver or other authorization of the transactions contemplated hereby with respect to such Permits that by their terms or under applicable law may be obtained only after Closing.

(b)

Except as set forth on Schedule 2.24, there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or, to the knowledge of the Company or the Shareholders, threatened, or judgments or orders relating to any hazardous materials (collectively, “Environmental Claims”) asserted or threatened against the Company or relating to any real property currently or formerly owned, leased or otherwise used by the Company.  Neither the Company nor, to the knowledge of the Company or the Shareholders, any prior owner, lessee or operator of said real property, has caused or permitted any hazardous material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against the Company or Buyer.  Except as set forth on Schedule 2.24, the Company has not assumed any liability of any person for cleanup, compliance or required capital expenditures in connection with any Environmental Claim.

(c)

Except as set forth on Schedule 2.24, no hazardous materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or used by the Company or, to the knowledge of the Company or the Shareholders, on adjacent parcels of real property, and no part of such real property or, to the knowledge of the Company or the Shareholders, any part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by hazardous materials.

(d)

Except as set forth on Schedule 2.24, the Company has been and is currently in compliance with all applicable environmental laws and regulations, including obtaining and maintaining in effect all Permits required by applicable environmental laws and regulations.

2.25

Broker’s Fees.  Except as set forth on Schedule 2.25, neither the Company nor either of the Shareholders has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.26

Investment Purpose.  The Shareholders understand that no federal or state agency has made any finding or determination regarding the fairness of the Spectrum Stock for investment, or any recommendation or endorsement of an investment in the Spectrum Stock. Each of the Shareholders hereby represents that it is acquiring the Spectrum Stock for its own account, with the intention of holding the Spectrum Stock, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Spectrum Stock, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable securities laws of any state unless an exemption from registration is available under those laws.

2.27

Investment Representation.  Each Shareholder represents that he or she has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Spectrum Stock. Each Shareholder represents that he or she is an “Accredited Investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Each Shareholder has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.  Each Shareholder is financially able to bear the economic risk of this investment, including the ability to hold the Spectrum Stock indefinitely or to afford a complete loss of his, her or its investment in the Spectrum Stock.  Each Shareholder represents that such Shareholder’s overall commitment to investments which are not readily marketable is not disproportionate to the Shareholder’s net worth, and the Shareholder’s investment in the Spectrum Stock will not cause such overall commitment to become excessive.

2.28

Opportunity to Ask Questions.  Each Shareholder has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with his own independent counsel, his own accountants and tax advisers.  The Shareholders have been given the opportunity to ask questions of, and receive answers satisfactory to Shareholders from, Buyer concerning the terms and conditions of this Agreement and to obtain such additional written information about Buyer to the extent that Buyer possesses such information or can acquire it without unreasonable effort or expense.  Each Shareholder further confirms that all documents requested by it have been and remain available for inspection or copying and that such Shareholder has been supplied with all of the additional information concerning this investment that has been requested by such Shareholder.  Notwithstanding the foregoing, each Shareholder has had the opportunity to conduct his or her own independent investigation.  Each Shareholder acknowledges that he or she has received no representations or warranties from Buyer in making this investment decision other than as expressly set forth herein.

2.29

Other Information.  The information furnished by the Shareholders and/or the Company to Buyer pursuant to this Agreement (including, without limitation, information contained in the exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by the Shareholders and/or the Company at or prior to the Closing) is not, nor at the Closing will be, false or misleading in any material respect, or contains, or at the Closing will contain, any misstatement of material fact, or omits, or at the Closing will omit, to state any material fact required to be stated in order to make the statements therein not misleading.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Shareholders, and each of them, as follows:

3.1

Corporate Status.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Buyer is duly licensed and qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not individually or in the aggregate have a material adverse effect on the business, results of operations, financial condition or assets of Buyer.

3.2

Due Execution.  This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding agreement of Buyer in accordance with its terms.  Buyer has the corporate power and authority to execute, deliver and perform this Agreement. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Buyer for the consummation by Buyer of the transactions contemplated by this Agreement.

3.3

No Violation of Other Instruments.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provisions (including provisions requiring any consent or approval) of any charter, bylaw, mortgage, lien, order, judgment, decree, or of any material lease, agreement or instrument to which Buyer is a party or by which Buyer is bound, and will not violate any other material restriction of any kind or character to which Buyer is subject.

3.4

Broker’s Fees.  Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.5

Issuance of Spectrum Stock. The Spectrum Stock to be delivered by Buyer hereunder have been or will be duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights.

ARTICLE 4
CONDUCT OF BUSINESS PENDING THE CLOSING

From the date of this Agreement through the Closing:

4.1

Buyer’s Access to Information and Properties.  The Company and Shareholders shall permit Buyer and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, employees, counsel, accountants, engineers and other representatives of the Company at all times reasonably requested by Buyer for the purpose of conducting an investigation of the Company’s financial condition, corporate status, operations, prospects, business and properties.  The Company and the Shareholders shall make available to Buyer for examination and reproduction all documents and data of every kind and character relating to the Company in possession or control of, or subject to reasonable access by, the Company and/or the Shareholders, including, without limitation, all files, records, data and information relating to the Company and its assets and properties (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto.  The Company and the Shareholders shall allow Buyer access to, and the right to inspect, the properties, except to the extent that such properties are operated by a third-party operator, in which case the Company and the Shareholders shall use their best efforts to cause the operator of such properties to allow Buyer access to, and the right to inspect, such properties.

4.2

Company’s Conduct of Business and Operations.  The Company and the Shareholders shall keep Buyer advised as to all material operations and proposed material operations relating to the Company.  The Company shall, and the Shareholders shall cause the Company to, (a) conduct its business in the ordinary course, (b) keep available the services of present employees, (c) maintain and operate its properties in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) use reasonable efforts to keep all Contracts in full force and effect, (f) comply with all of the covenants contained in all such material Contracts, (g) maintain in force until the Closing Date insurance policies equivalent to those in effect on the date hereof, and (h) comply in all material respects with all applicable laws and regulations.  Except as otherwise contemplated in this Agreement, the Company and the Shareholders will use their best efforts to preserve the present relationships of the Company with persons having significant business relations therewith.

4.3

General Restrictions.  Except as otherwise expressly permitted in this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, the Company shall not, and the Shareholders shall cause the Company not to:

(a)

declare, set aside or pay any dividends, or make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;

(b)

merge into or with or consolidate with, any other corporation or acquire the business or assets of any person;

(c)

purchase any securities of any person;

(d)

amend its charter or bylaws;

(e)

issue any capital stock or other securities, or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its securities;

(f)

create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

(g)

make any change in any existing election, or make any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of the Company or the Company’s business operations;

(h)

enter into, amend or terminate any material Contract;

(i)

sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any properties except in the ordinary course of business;

(j)

settle any material claim or litigation, or file any material motions, orders, briefs or settlement agreements in any proceeding before any governmental authority or any arbitrator;

(k)

other than in the ordinary course of business consistent with past practices, incur or approve, or enter into any agreement or commitment to make, any expenditures in excess of Ten Thousand Dollars ($10,000) (other than those required pursuant to any agreement specified in Schedule 2.12);

(l)

maintain its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

(m)

make any change, whether written or oral, to any agreement or understanding with any of the suppliers or customers;

(n)

accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when they would have been collected in the ordinary course of business consistent with past practices;

(o)

delay or accelerate payment of any accrued expense, trade payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices;

(p)

allow its levels of inventory to vary in any material respect from the levels customarily maintained;

(q)

adopt any new Employee Benefit Plan or increase the compensation payable to any employee (including, without limitation, any increase pursuant to any bonus, profit-sharing or other incentive plan or commitment);

(r)

engage in any one or more activities or transactions outside the ordinary course of business;

(s)

enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of the Company and the Shareholders contained in this Agreement not being true and correct after the occurrence of such transaction or event; or

(t)

commit to do any of the foregoing.

4.4

Notice Regarding Changes.  The Company and the Shareholders shall promptly inform Buyer in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by the Company and/or the Shareholders inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.  The Buyer shall promptly inform the Company and the Shareholders in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

4.5

Ensure Conditions Met.  Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable law in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all permits, authorizations, consents and approvals of any governmental authority or other person which are required for or in connection with the consummation of the transactions contemplated hereby, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party’s obligations hereunder as set forth in Article 5, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

4.6

Employee Matters.  The Company shall, and the Shareholders shall cause the Company to:

(a)

take all actions necessary or appropriate to cause each Employee Benefit Plan in effect on the date of this Agreement to remain in full force and effect; provided, however, that to the extent requested in writing by Buyer, the Company shall, effective as of the Closing Date, cease to sponsor, maintain or contribute to any Employee Benefit Plan specified by Buyer in such written request;

(b)

permit Buyer to contact and make arrangements with the Company’s employees for the purpose of assuring their continued employment by the Company after the Closing and for the purpose of ensuring the continuity of the Company’s business, and the Company agrees not to discourage any such employees from consulting with Buyer; and

(c)

use its best efforts to keep available the services of its present employees through the Closing Date.

4.7

No Shop.  From the date of this Agreement until the earlier of (i) the Closing Date, or (ii) the termination of this Agreement, the Company, including, without limitation, its officers, directors, employees and other agents, and the Shareholders shall not, directly or indirectly, take any action to solicit, initiate, encourage or consider any offer or proposal or indication of interest in a merger, consolidation or other business combination involving any equity interest in, or a substantial portion of the assets of the Company, other than in connection with the transactions contemplated by this Agreement.  The Company and the Shareholders shall immediately advise the Buyer of the terms of any offer, proposal or indication of interest that it receives or otherwise becomes aware of.

4.8

Preferential Purchase Rights.  To the extent there are any parties entitled or who may become entitled to exercise preferential purchase or consent rights with respect to the sale of the Shares or the transactions contemplated hereby, the Company and the Shareholders shall promptly use their best efforts to obtain the agreement in writing of such parties to waive or not exercise such rights, which request shall be in form reasonably satisfactory to and approved by Buyer.

ARTICLE 5
CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER, THE COMPANY AND THE SHAREHOLDERS

5.1

Conditions to Obligations of the Company and the Shareholders.  The obligations of the Company and the Shareholders to carry out the transactions contemplated by this Agreement are subject, at the option of the Company and the Shareholders, to the satisfaction or waiver of the following conditions:

(a)

All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and Buyer shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing.

(b)

As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Company or the Shareholders) shall be pending or threatened before any governmental authority seeking to restrain the Company or the Shareholders prohibit the Closing or seeking damages against the Company as a result of the consummation of this Agreement.

(c)

Buyer shall have furnished the Company and the Shareholders with a certified copy of all necessary corporate action on its behalf approving the Company’s execution, delivery and performance of this Agreement.

(d)

Buyer shall have executed and delivered to the Shareholders a security agreement, in form and substance mutually satisfactory to Buyer and the Shareholders, granting to the Shareholders a security interest in the assets of the Company to secure Buyer’s payment obligations under subsections 1.2(a)(ii), (iii) and (iv).

5.2

Conditions to Obligations of Buyer.  The obligations of Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of Buyer, to the satisfaction, or waiver by Buyer, of the following conditions:

(a)

All representations and warranties of the Company and the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the Company and the Shareholders shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

(b)

As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer or its assets as a result of the consummation of this Agreement.

(c)

Except for matters disclosed in Schedule 2.19 attached hereto, since the date of the Most Recent Financial Statements and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might have a material adverse effect on the Company’s business, operations, prospects, properties or financial condition.

(d)

The Company and the Shareholders shall have furnished Buyer with certified copy of all necessary action on behalf of the Company and the Shareholders approving the Company’s and the Shareholders’ execution, delivery and performance of this Agreement.

(e)

All agreements, commitments and understandings between the Company and any affiliate thereof shall have been terminated in all respects on terms satisfactory to Buyer.

(f)

Buyer shall have completed its due diligence investigation, and the results thereof shall not have revealed that any of the representations of the Company or the Shareholders set forth herein are untrue or incorrect in any material respect or otherwise be unsatisfactory to Buyer.

(g)

All proceedings to be taken by the Company and the Shareholders in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Buyer and its counsel, and Buyer and said counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

(h)

Buyer shall have received written evidence, in form and substance satisfactory to Buyer, of the consent to the transactions contemplated by this Agreement of all governmental, quasi-governmental and private third parties (including, without limitation, persons or other entities leasing real or personal property to the Company) where the absence of any such consent would result in a violation of law or a breach or default under any agreement to which the Company is subject.

(i)

No proceeding in which the Company or either of the Shareholders shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

(j)

The assets of the Company as of the Closing Date, including, without limitation, cash on hand, bank deposits and accounts receivables, shall have a value of at least One Hundred Thousand Dollars ($100,000.00) in the aggregate.

(k)

The total liabilities of the Company outstanding as of the Closing Date shall not exceed an aggregate of Thirty-Five Thousand Dollars ($35,000).

(l)

Louis T. Rogers shall have executed and delivered to the Company an employment agreement, in form and substance reasonably satisfactory to the Company, providing for: (i) the employment of Mr. Rogers by the Company for a two (2) year period commencing on the Closing Date; (ii) payments of Sixty Thousand Dollars ($60,000) per annum by the Company to Mr. Rogers for such employment; (iii) an agreement by Mr. Rogers not to compete with the Company in the United States, or such lesser area as is legally binding in the State of Florida, for a four (4) year period commencing on the Closing Date; and (iv) an agreement by Mr. Rogers to provide consulting services to the Company, if requested by Buyer, for a one (1) year period following the expiration of Mr. Rogers’ employment agreement.

(m)

Marilyn G. Rogers shall have executed and delivered to the Company an employment agreement, in form and substance reasonably satisfactory to the Company, providing for: (i) the employment of Ms. Rogers by the Company for a six (6) month period commencing on the Closing Date; (ii) payment of Twenty-Five Thousand Dollars ($25,000) by the Company to Ms. Rogers for such employment; and (iii) an agreement by Ms. Rogers not to compete with the Company in the United States, or such lesser area as is legally binding in the State of Florida, for a four (4) year period commencing on the Closing Date.

(n)

Buyer shall be satisfied that it will be able to obtain all financial statements required with respect to the Company, together with any required consent of the Company’s independent public accountants, that may be required to be included in a Current Report on Form 8-K.

(o)

The Company and the Shareholders shall have delivered complete and accurate Schedules as contemplated by this Agreement to Buyer.

ARTICLE 6
ADDITIONAL OBLIGATIONS

6.1

Further Assurances.  Following the Closing, the parties hereto shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

6.2

Publicity.  None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, except as required by law (in which case, so far as possible, there shall be consultation among the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

6.3

Indemnification.  The Shareholders shall jointly and severally indemnify and hold harmless Buyer and its affiliates, directors, officers, employees and representatives from and against any and all damages arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by the Company and the Shareholders in this Agreement or in any document or certificate delivered by the Company or the Shareholders at the Closing pursuant hereto.  Buyer shall indemnify and hold harmless the Shareholders from and against any and all damages arising out of, resulting from or in any way related to a breach of, or the failure to perform or satisfy any of, the representations, warranties, covenants and agreements made by Buyer in this Agreement or in any document or certificate delivered by Buyer at the Closing pursuant hereto.

6.4

Lease Renewal.  The Buyer shall exercise its option, if any, renew or otherwise enter into an agreement to extend that certain Lease Agreement, dated as of May 1, 2004, by and between the Company and Runyan & Rogers, Inc., for a period of two years upon its expiration on substantially similar terms.

ARTICLE 7
MISCELLANEOUS

7.1

Termination.

(a)

If the Closing has not occurred by the date that is thirty (30) calendar days from the date of this Agreement, then Buyer, on the one hand, or the Company and the Shareholders, on the other hand, may thereafter terminate this Agreement and the transactions contemplated herein by notice to the Company and the Shareholders, if terminated by Buyer, or by notice to Buyer, if terminated by the Company and the Shareholders, without liability of or to any party to this Agreement or any affiliate of such party, unless the reason for the Closing having not occurred is (i) the terminating party’s willful breach of the provisions of this Agreement, or (ii) if all of the conditions to the terminating party’s obligations set forth in Article 5 have been satisfied or waived in writing, the failure of such terminating party to perform its obligations under Article 1.

(b)

This Agreement and the transactions contemplated herein may be terminated by Buyer without liability if the Company or the Shareholders have breached any material representation, warranty or covenant and have failed to cure such breach within in five (5) calendar days from the date of receipt of written notice of such breach from Buyer.

(c)

This Agreement and the transactions contemplated herein may be terminated by the Company and the Shareholders without liability if Buyer has breached any material representation, warranty or covenant and has failed to cure such breach within five (5) calendar days from the date of receipt of written notice of such breach from the Company and the Shareholders.

7.2

Survival.  All covenants, agreements, representations and warranties contained in this Agreement or any certificate or other document delivered pursuant to this Agreement shall survive the Closing, the payment of all amounts due hereunder and any investigation conducted by or on behalf of Buyer or the Company and the Shareholders.

7.3

Finders.  Buyer shall indemnify, defend and hold the Company and the Shareholders harmless from and against all claims by its finder, broker or similar person with respect to the consummation of this Agreement and all transactions contemplated hereby.  The Shareholders shall indemnify, defend and hold Buyer harmless from and against all claims by the Shareholders’ or the Company’s finder, broker or similar person with respect to the consummation of this Agreement and all transactions contemplated hereby.

7.4

Expenses.  All expenses incurred by Buyer or the Shareholders (including fees of counsel and accountants) in connection with the preparation of this Agreement and the transactions contemplated hereby shall be borne by the party incurring the same.  Any expenses incurred by the Company prior to the Closing Date in connection with the transactions contemplated by this Agreement shall be borne by the Shareholders.

7.5

Attorneys’ Fees.  In the event that either Buyer or the Company and the Shareholders institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in such action or other proceeding shall be paid all reasonable costs and attorneys’ fees by the other party, or parties, as applicable, such fees to be set by the court or arbitrators, as the case may be, and not by a jury and to be included in any judgment entered in such proceeding.

7.6

Further Actions. The Company and the Shareholders shall, without further consideration, execute and deliver any further or additional instruments and perform any acts which may become reasonably necessary in order to effectuate and carry out the purposes of this Agreement.

7.7

Severability.  In the event any term or provision of this Agreement is declared to be invalid or illegal, for any reason, this Agreement shall remain in full force and effect and the same shall be interpreted as though such invalid and illegal provision were not a part hereof.

7.8

Notices.  Except as expressly provided to the contrary herein, any notice, consent, report, demand, document or other item to be delivered to a party hereunder shall be deemed delivered and received (a) when given in writing and personally delivered to the person designated below for the applicable party, (b) one (1) day after delivery to Federal Express or an other nationally known “next-day” delivery service with delivery charges prepaid for delivery the following business day to the person designated below for the applicable party; (c) upon delivery by the United States Postal Service, first-class registered or certified mail, postage prepaid, return receipt requested, and in any such case shall be delivered to the address or addresses indicated for such party below, and/or to such other person or address as such party may from time to time by written notice designate to the other:

If to Buyer:

William H. Ham, Jr., President and CEO

Spectrum Sciences & Software Holdings Corp.

91 Hill Avenue NW

Fort Walton Beach, Florida 32548

Telephone: (850) 796-0909

Fax: (850) 796-0924

With copy to:

Christopher D. Johnson, Esq.

Squire, Sanders & Dempsey L.L.P.

40 North Central Ave., Suite 2700

Phoenix, Arizona 85004

Telephone: (602) 528-4000

Fax: (602) 253-8129

If to the Company or

the Shareholders:

Louis T. Rogers and Marilyn G. Rogers

Coast Engine and Equipment Co., Inc.

8985 Columbia Road

Cape Canaveral, FL  32920

Telephone: (321) 784-1620

Fax: (321) 784-1615

With copy to:

Gary B. Frese

Frese, Hansen, Anderson, Anderson, Roche, Heuston & Whitehead, P.A.

930 South Harbor City Boulevard, Suite 505

Melbourne, FL  32901

Telephone: (321) 984-3300

Fax: (321) 951-3741

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

7.9

Modification and Amendments.  No provision of this Agreement may be modified or amended except by a writing executed by the party sought to be charged with such modification or amendment.

7.10

Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.  Any waiver shall be effective only if in writing and executed by the party sought to be charged with such waiver.

7.11

Remedies.  The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies.  Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

7.12

Entire Agreement.  This Agreement, together with any other and further documents executed and delivered at the Closing, constitutes and embodies the full and complete understanding and agreement of the parties hereto and supersedes all prior understandings or agreements whether oral or in writing.

7.13

Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  The Company nor the Shareholders may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of Buyer, which may be given or withheld in its sole discretion.  Buyer may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Company and the Shareholders, which may be given or withheld in their sole discretion.

7.14

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida notwithstanding any conflict of laws principles to the contrary.

7.15

Schedules.

The Company and the Shareholders acknowledge and agree that they are responsible for preparing the Schedules to this Agreement and that Buyer is relying on the truth, accuracy and completeness of the information contained in the Schedules regardless of any knowledge or belief, investigation or lack of any investigation, or any assistance in the preparation of such Schedules by Buyer or any of its representatives, agents, or affiliates.

7.16

Headings; Interpretation.  The Section headings and Article headings used herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.  When used in this Agreement, the term “including” shall mean without limitation by reason of enumeration.  The definition of a term in the plural form shall include the singular form, and the singular the plural, as the context requires.  Any masculine personal pronoun shall be considered to mean the corresponding feminine personal pronoun, as the context requires.

7.17

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed a duplicate original.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase and Sale Agreement to be executed as of the date first written above.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

By:  /s/ William H. Ham

Name:

William H. Ham

Title:

President and CEO

COAST ENGINE AND EQUIPMENT CO., INC.

By:  /s/Louis T. Rogers

Name:  Louis T. Rogers

Title:  President

LOUIS T. ROGERS

/s/Louis T. Rogers

President

MARILYN G. ROGERS

/s/Marilyn G. Rogers

Director

EXHIBIT 99.1

SPECTRUM SCIENCES & SOFTWARE COMPLETES ACQUISITION OF COAST ENGINE AND EQUIPMENT COMPANY, INC. (CEECO)

Strategic Acquisition Will Generate Expansion For Spectrum’s Products and Services

Fort Walton Beach, Fla—(Business Wire)—March 3, 2005—Spectrum Sciences & Software Holdings Corp. (OTCBB: SPSC-News), highly focused on homeland security through the provision of full-service, quality solutions to complex and diverse government initiatives, announced today the completion of the acquisition of Coast Engine and Equipment Company, Inc. (CEECO), a Florida based company.  CEECO is a profitable operation, which provides a diversified array of ship repair, metal fabrication, and design services to both commercial and governmental clients. William Ham, President and CEO, stated, “We will expand current CEECO operations, use the facility to accommodate existing and future Spectrum projects and, thanks to the strategic Cape Canaveral location, be better positioned to pursue more contracts.” Ham continued, “This acquisition is a positive step for Spectrum, as we continue to execute our stated business objectives.  It was important to us to keep management in place and that was accomplished. We will enhance and aggressively expand on what CEECO has already accomplished, with clients such as the U.S. Navy, Disney Cruise Lines, the U.S. Coast Guard and Rinker Cement. Our objectives of providing unique services and products, while delivering unparalleled quality, service and value, will be furthered by this acquisition.”

Summary of material payment terms for the acquisition of CEECO:

•

$300,000 cash payment at the closing of the acquisition.

•

Year 1 – cash payment equal to a multiple of three (3) times the EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization) of CEECO for the first year after closing, not to exceed $200,000.

•

 Year 2 –payment of restricted Spectrum common stock equal to a multiple of three (3) times second year EBITDA, not to exceed $200,000 worth of such stock.

•

 Year 3 –payment of restricted Spectrum common stock equal to a multiple of three (3) times third year EBITDA, not to exceed $200,000 worth of such stock.

•

Signed employment contracts by key personnel of CEECO.

The complete agreement is available as an exhibit to the Report on Form 8-K filed by Spectrum with the Securities and Exchange Commission.  The agreement is also available on our website at www.specsci.com/sec_filings.asp

About CEECO

Coast Engine and Equipment Company, Inc has been in business and operated by its current owners since March 1, 1991.  Its 15,000 sq ft facility is located in a prime location on Florida’s east coast in world famous Port Canaveral, the second busiest cruise ship port in the world and a seaport commended for having a level of security comparable to an airport by U.S. Secretary for Homeland Security, Tom Ridge.  This location is centrally positioned providing access to Patrick Air Force Base, Kennedy Space Center, six cruise terminals, and Cocoa Beach, and is less than an hour from Orlando. CEECO’s specialties include a full array of electrical and electronic repair, equipment and machinery repair and overhaul, HVAC and refrigeration servicing and repair, pipe fabrication and installation, certified welding services, metal and sheet metal fabrication and installation, custom insulation services, custom flooring services and machinery. The custom machine shop employs skilled craftsmen, provides engineering and design support, mobile welding and fabrication shop along with onsite and in-house management teams.   Long-term customers include the U.S. Navy, the U.S. Coast Guard, Military Sealift Command, Rinker Cement Plant and Disney Cruise Lines.

About Spectrum Sciences & Software Holdings Corp.

Spectrum Sciences & Software Holdings Corp. is highly focused on Homeland Security through the provision of full service, quality solutions to complex and diverse government initiatives. Spectrum is dedicated to providing innovative, dependable and cost-effective products and services to a broad range of government customers and is headquartered in Fort Walton Beach, Florida. Founded in 1982, the company currently has over 130 employees. Primary markets include engineering services, operation, maintenance, information technology and manufacturing. Spectrum provides and maintains Software Model Development and Safety Footprint Development to the United States Air Force, the United States Army, the United States Navy and many of our allied nations. The Information Technology Division provides a full range of IT services including web site development and hosting, software development and GIS services. The company's manufacturing division is ISO 9001/2000-qualified and provides a broad array of services for both commercial and Department of Defense customers. To find out more about Spectrum, visit our website at http://www.specsci.com.

Cautionary Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Spectrum Sciences & Software Holdings Corp., Fort Walton Beach
Steve Cook, 800-368-5278

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Source: Spectrum Sciences & Software Holdings Corp.